As filed with the Securities and Exchange Commission on August 31, 2012

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAYAK SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2139807
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 North Water Street, Suite 1

Norwalk, CT 06854

(203) 899-3100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

Third Amended and Restated 2005 Equity Incentive Plan

2004 Stock Incentive Plan

(Full Title of the Plans)

Karen Ruzic Klein

General Counsel and Corporate Secretary

KAYAK Software Corporation

55 North Water Street, Suite 1

Norwalk, CT 06854

(203) 899-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael A. Conza

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

Tel: (617) 951-8000

Fax: (617) 951-8736

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A and Class B common stock, $0.001 par value per share, under the 2012 Equity Incentive Plan	1,100,000 (2)	$28.09 (7)	$30,903,180.00	$3,541.50
Class A common stock, $0.001 par value per share
—Third Amended and Restated 2005 Equity Incentive Plan	9,849,769 (3)	— (8)	—	—
—2004 Stock Incentive Plan	621,914 (4)	— (8)	—	—
Class B common stock, $0.001 par value per share
—Third Amended and Restated 2005 Equity Incentive Plan	9,849,769 (5)	$13.90 (9)	$136,911,789.10	$15,690.09
—2004 Stock Incentive Plan	621,914 (6)	$1.03 (10)	$640,571.42	$73.41
TOTAL	22,043,366		$168,455,540.52	$19,305.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A and Class B common stock that become issuable under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), the Company’s Third Amended and Restated 2005 Equity Incentive Plan, as amended (the “2005 Plan”), and the 2004 Stock Incentive Plan (the “2004 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Class A or B common stock.
(2)	The 2012 Plan provides for the issuance of Class A common stock or Class B common stock, or a combination of those classes of common stock. Represents the aggregate amount of such shares reserved for issuance under the 2012 Plan.
(3)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2005 Plan as of August 30, 2012.
(4)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2004 Plan as of August 30, 2012.
(5)	Represents shares of Class B common stock reserved for issuance pursuant to outstanding stock option awards under the 2005 Plan as of August 30, 2012.
(6)	Represents shares of Class B common stock reserved for issuance pursuant to outstanding stock option awards under the 2004 Plan as of August 30, 2012.

(7)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on August 29, 2012.
(8)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $13.90 per share represents the weighted average of the exercise prices for outstanding options as of August 30, 2012 under the 2005 Plan.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $1.03 per share represents the weighted average of the exercise prices for outstanding options as of August 30, 2012 under the 2004 Plan.

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s prospectus filed on July 20, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-170640), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the Commission on August 24, 2012; and

(c)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35604) filed with the Commission on July 18, 2012 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

See the description of the Registrant’s Class B common stock contained in the Registrant’s prospectus filed on July 20, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-170640).

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, as currently in effect, contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws, as currently in effect, provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may, in the discretion of its Board of Directors, indemnify or advance expenses to its other employees and agents;

•	the directors and executive officers have the right to be paid by the Registrant advance expenses, as incurred, in connection with defending a legal proceeding; and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding naming a director or officer of the Registrant to which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-170640	3.9	July 9, 2012

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-170640	3.10	July 9, 2012

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-170640	4.1	July 9, 2012

4.4	Form of Registrant’s Class B common stock certificate.	S-1	333-170640	4.8	July 9, 2012

5.1	Opinion of Bingham McCutchen LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	2012 Equity Incentive Plan.	S-1	333-170640	10.3	July 9, 2012

99.2	Third Amended and Restated 2005 Equity Incentive Plan, amended by First Amendment, dated January 31, 2008, Second Amendment, dated February 28, 2008, Third Amendment, dated August 27, 2008, Fourth Amendment, dated July 22, 2009, Fifth Amendment, dated December 9, 2009 and Sixth Amendment, dated September 17, 2010.	S-1	333-170640	10.2	November 17, 2010

99.3	Seventh Amendment, dated February 10, 2012, to the Third Amended and Restated 2005 Equity Incentive Plan.	S-1	333-170640	10.64	March 9, 2012

99.4	Eighth Amendment, dated May 3, 2012, to the Third Amended and Restated 2005 Equity Incentive Plan.	S-1	333-170640	10.68	July 9, 2012

99.5	2004 Stock Incentive Plan.	S-1	333-170640	10.1	November 17, 2010

Item	9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 31st day of August 2012.

KAYAK SOFTWARE CORPORATION

By:	/s/ Daniel Stephen Hafner
Name:	Daniel Stephen Hafner
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Stephen Hafner, Melissa H. Reiter and Paul M. English, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Stephen Hafner Daniel Stephen Hafner	Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2012

/s/ Melissa H. Reiter Melissa H. Reiter	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	August 31, 2012

/s/ Paul M. English Paul M. English	President, Chief Technology Officer and Director	August 31, 2012

/s/ Joel E. Cutler Joel E. Cutler	Director	August 31, 2012

/s/ Terrell B. Jones Terrell B. Jones	Director	August 31, 2012

/s/ Michael Moritz Michael Moritz	Director	August 31, 2012

/s/ Hendrik W. Nelis Hendrik W. Nelis	Director	August 31, 2012

Brian H. Sharples	Director

/s/ Gregory S. Stanger Gregory S. Stanger	Director	August 31, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-170640	3.9	July 9, 2012

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-170640	3.10	July 9, 2012

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-170640	4.1	July 9, 2012

4.4	Form of Registrant’s Class B common stock certificate.	S-1	333-170640	4.8	July 9, 2012

5.1	Opinion of Bingham McCutchen LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	2012 Equity Incentive Plan	S-1	333-170640	10.3	July 9, 2012

99.2	Third Amended and Restated 2005 Equity Incentive Plan, amended by First Amendment, dated January 31, 2008, Second Amendment, dated February 28, 2008, Third Amendment, dated August 27, 2008, Fourth Amendment, dated July 22, 2009, Fifth Amendment, dated December 9, 2009 and Sixth Amendment, dated September 17, 2010.	S-1	333-170640	10.2	November 17, 2010

99.3	Seventh Amendment, dated February 10, 2012, to the Third Amended and Restated 2005 Equity Incentive Plan.	S-1	333-170640	10.64	March 9, 2012

99.4	Eighth Amendment, dated May 3, 2012, to the Third Amended and Restated 2005 Equity Incentive Plan.	S-1	333-170640	10.68	July 9, 2012

99.5	2004 Stock Incentive Plan.	S-1	333-170640	10.1	November 17, 2010